                                   [LOGO] GTSI


                                   GTSI CORP.
                            3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of GTSI Corp., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, May 9, 2002, at the Company's headquarters located at 3901 Stonecroft Boulevard in Chantilly, Virginia, for the following purposes, as more fully described in the Company's attached Proxy
Statement:

      1. To elect two Class 2 directors to serve for a three-year term and until their successors are elected and qualified.

      2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

      Only record holders of the Company's common stock at the close of business on March 20, 2002 are entitled to notice of, and to vote at, the Meeting and at any adjournment(s) thereof.

      All stockholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting in person, to ensure your representation at the Meeting, please mark, sign, date and return your proxy card as promptly as possible. IF YOU RECEIVED YOUR PROXY CARD FROM ADP, YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AT WWW.PROXYVOTE.COM. PLEASE SEE THE INSTRUCTIONS APPEARING ON YOUR ADP PROXY CARD. Any stockholder attending the Meeting may vote in person even if such stockholder has returned a proxy.


                                            By Order of the Board of Directors


                                            John T. Spotila
                                            Secretary
Chantilly, Virginia
April 8, 2002

                                   [LOGO] GTSI

                                   GTSI CORP.
                            3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010

                                 PROXY STATEMENT

          FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of GTSI Corp., a Delaware corporation ("GTSI" or the "Company"), for use at the meeting of stockholders to be held on Thursday, May 9, 2002 at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Meeting of Stockholders (the "Meeting"). The Meeting will be held at the Company's principal executive offices located at 3901 Stonecroft Boulevard in Chantilly, Virginia 20151-1010.

         This Proxy Statement and the enclosed proxy are first being mailed on or about April 8, 2002, to all stockholders entitled to notice of, and to vote at, the Meeting. The Company's annual report for the fiscal year ended December 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Proxy Statement, but it is not part of the proxy soliciting material.

         Only stockholders of record at the close of business on March 20, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. At the Record Date, 9,806,084 shares of the Company's common stock, par value $0.005 per share ("Common Stock"), were issued and, excluding 1,570,006 shares held in treasury, 8,236,078 shares were outstanding. None of the Company's 680,850 shares of authorized preferred stock is outstanding.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

         As to all matters to be voted upon at the Meeting, each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the outstanding Common Stock entitled to vote constitutes a quorum for the conduct of business at the Meeting. If a quorum is present at the Meeting, the two nominees for Class 2 directors receiving the highest number of affirmative votes of Common Stock present in person or by proxy and entitled to vote on the election of directors will be elected. Abstentions are included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter.

      IF A STOCKHOLDER RETURNS A PROXY AND NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED THEREBY WILL BE VOTED "FOR" THE ELECTION AS A CLASS 2 DIRECTOR OF THE TWO NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS."

      The cost of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to solicit proxies from brokers and nominees and to distribute proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $6,000 plus reasonable out-of-pocket expenses. Pursuant to Securities and Exchange Commission ("SEC") rules, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Proposals of stockholders which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2003, including the nomination of persons to serve on the Board, must be received by the Company's Secretary not later than December 14, 2002, for inclusion in the proxy statement for that annual meeting. Stockholders who wish to present a proposal at the annual meeting of stockholders to be held in 2003 which has not been included in the Company's proxy materials must submit such proposal in writing to the Company in care of the Company's Secretary. Any such proposal received by the Company's Secretary after February 16, 2003, shall be considered untimely under the provisions of the Company's bylaws governing nominations and the proposal of other business to be considered by the Company's stockholders at that annual meeting. In addition, the Company's bylaws contain further requirements relating to timing and content of the notice which stockholders must provide to the Company's Secretary for any nomination or other business to be properly presented at an annual meeting of stockholders. It is recommended that stockholders submitting proposals direct them to the Company's Secretary by certified mail, return receipt requested, to ensure timely delivery. No stockholder proposals were received with respect to the Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

INTRODUCTION

      The Company has a classified Board currently consisting of three Class 1 directors, two Class 2 directors and two Class 3 directors. The current terms of Class 2 and Class 3 directors continue until the annual meeting of stockholders to be held in 2002 and 2003, respectively, and until their respective successors are elected and qualified. Class 1 directors were elected in 2001, and their current term continues until the annual meeting of stockholders to be held in 2004. At each annual stockholders meeting, directors are elected for a full term of three years to succeed those directors whose term expires at the annual meeting date. The election of each director requires the vote of holders of a plurality of the outstanding Common Stock present in person or by proxy and entitled to be voted at the Meeting. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

      The holders of Common Stock as of the Record Date will elect two Class 2 directors at the Meeting for three-year terms. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are currently directors of the Company. If either nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who will be designated by the current Board to fill the vacancy. It is not, however, expected that either nominee will be unable or will decline to serve as a director.

      The names of the nominees for Class 2 directors, and certain information about them, are set forth below:

               NAME              AGE        POSITION(S) WITH THE COMPANY
      ------------------------ --------   ---------------------------------

      Lee Johnson                74       Director
      James J. Leto              58       Director

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TWO CLASS 2 NOMINEES.

      There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company.

CLASS 2 NOMINEES

      Lee Johnson has been a director of the Company since March 1996. Since March 1984, Mr. Johnson has been the President of Federal Airways Corporation, a provider of highly modified, special mission high altitude aircraft to civilian and defense agencies. From February 1986 to August 1994, Mr. Johnson served as Chairman of the Board of Directors of Falcon Microsystems, Inc. ("Falcon"), a government microcomputer reseller founded by Mr. M. Dendy Young, the Chairman of the Board and the Company's Chief Executive Officer, and acquired by the Company in 1994.

      James J. Leto has been a director of the Company since February 1996. From June 1996 through February 2001, he was the Chairman, President and Chief Executive Officer of Treev, Inc. (formerly known as Network Imaging Corporation), a developer and marketer of software used to manage client/server, object-oriented, and enterprise-wide information. From January 1992 until February 1996, he was Chairman and Chief Executive Officer of PRC, Inc., a provider of scientific and technology-based systems, products and services to government and commercial clients around the world.

OTHER DIRECTORS - CLASS 1

      Lawrence J. Schoenberg has been a director since December 1991 and served as Chairman of the Board from February 1995 until his election as Chairman Emeritus in May 1998. He also previously served as a director of the Company from March 1990 to December 1990, and as Chairman of the Board from May 1990 to December 1990. Mr. Schoenberg served as Chief Executive Officer and Chairman of the Board of Directors of AGS Computers, Inc. from January 1967 until his retirement in December 1990, and as Chairman of its Executive Committee from January 1991 to December 1991. Mr. Schoenberg is also a director of Sungard Data Services, Inc., Merisel, Inc., and Cellular Technical Services Company, Inc.

      Daniel R. Young was appointed to the Board as a Class 1 director on January 20, 2001 by the Board. From 1977 until October 2000, Mr. D. R. Young had been a senior executive officer of Federal Data Corporation, a provider of information technology products and services to government agencies, including serving since 1995 as President and Chief Executive Officer and since 1998 as Vice Chairman of the Board of Directors of Federal Data Corporation. Mr. D. R. Young is also a director of Andrulis Corporation, Entrust Technologies, Inc., Halifax Corp., and iEntertainment Network.

      M. Dendy Young has served as Chairman of the Board since May 1998 and has been Chief Executive Officer and a director since December 1995. From December 1995 to January 2002, he also served as President. From August 1994 until joining the Company, Mr. M. D. Young was principal and consultant of The Exeter Group, a management consulting firm he founded. From January 1989 until August 1994, he served as President, Chief Executive Officer and a director of Falcon, a government microcomputer reseller founded by Mr. M. D. Young, and acquired by the Company in 1994.

OTHER DIRECTORS - CLASS 3

      Steven Kelman, Ph.D. has been a director since October 1997. Since September 1997, he has been the Weatherhead Professor of Public Management at Harvard University's John F. Kennedy School of Government. From November 1993 to September 1997, Dr. Kelman served as Administrator of the Office of Federal Procurement Policy at the Office of Management and Budget. From 1986 to 1993, he was Professor of Public Policy at Harvard University.

      John M. Toups has been a director since October 1997. From January 1978 until his retirement in February 1987, Mr. Toups was President and Chief Executive Officer of PRC. Mr. Toups is also a director of NVR, Inc., CACI, Inc., and Halifax Corporation.

THE BOARD AND ITS COMMITTEES

      During 2001, the Board held a total of four meetings, and each director of the Company attended at least 75% of the Board meetings held during the period that he was a director and at least 75% of all meetings held by all Board committees on which he served. The Board has standing audit, compensation and nominating committees, as discussed below.

      The Audit Committee is currently composed of Messrs. Schoenberg (who also serves as Chairperson), Kelman and Toups. While the Audit Committee did not meet formally during 2001, committee business was conducted through committee member discussions concerning audit and other Company financial matters during meetings of the entire Board as well as telephone conferences among the Audit Committee members, the Company's financial personnel and the Company's independent accountants. The Audit Committee selects the Company's independent accountants; reviews reports from accountants and from the Company's financial officers; reviews transactions relating to officers and directors; assesses the Company's quality of financial reporting and accounting principles as it relates to the Company's financial condition; monitors compliance with applicable laws and regulations that may significantly affect the Company, including federal procurement and employment laws; monitors compliance with the Company's code of ethical conduct; and generally performs functions related to the Company's financial condition and policies.

      The Compensation Committee is currently composed of Messrs. Leto (who also serves as Chairperson), Toups and D. R. Young. While the Compensation Committee did not formally meet in 2001, Committee business was conducted through committee member discussions concerning compensation matters during meetings of the entire Board and through telephone conferences. See below "Executive Compensation and Other Information -- Compensation Committee Interlocks and Insider Participation" and "Compensation Committee Report on Executive Compensation." The Compensation Committee's responsibilities include administering the Company's stock option plans (including determining the persons to whom options are granted and the terms of such options), the Company's Employee Stock Purchase Plan, and the Company's 401(k) Plan; advising the Board on employee compensation matters, including executive bonus plans; and performing such other duties regarding compensation matters as may be delegated to it by the Board from time to time.

      The Nominating and Governance Committee is currently composed of Messrs. Toups (who also serves as Chairperson), Johnson, Kelman, Leto, Schoenberg and D.
R. Young. While the Nominating and Governance Committee did not meet formally during 2001, committee business was conducted through committee member discussions concerning nomination matters during meetings of the entire Board and through telephone conferences. The Nominating and Governance Committee's responsibilities are to seek, evaluate and recommend to the Board qualified individuals for election to the Board by the stockholders, or by the Board to fill vacancies thereon whenever vacancies occur; advise the Board on matters pertaining to the size and composition of the Board; and consider nominees for the Board whose names are timely submitted by stockholders in writing to the Chairperson of the Nominating and Governance Committee accompanied by such information regarding the nominee as would be required under the applicable SEC rules if the stockholder were soliciting proxies with regard to the election of such nominee.

COMPENSATION OF DIRECTORS

      Each non-employee director of the Company is compensated at a rate per quarter of $5,000 (without proration thereof in the event of a partial quarter of service). Also, each non-employee director receives automatic grants of stock options under the Company's 1996 Stock Option Plan, as amended ("1996 Plan"), of 10,000 shares upon election (30,000 shares in the case of the non-employee Chairperson of the Board) and upon the first and second anniversary of his or her election to the Board. Each such automatic option grant vests over a 12-month period, with the first vesting occurring at the end of the month in which the date of grant occurred. Such options are granted at exercise prices equal to the closing price of Common Stock on The Nasdaq Stock Market on the date of grant. During 2001, options to purchase an aggregate of 90,000 shares were granted to the Company's non-employee directors under the 1996 Plan at an exercise price of $6.20 per share. Non-employee directors of the Company are not eligible to participate in the Company's other stock option plans or the Employee Stock Purchase Plan.

Until amended in March 2002 by the Board and the committee of directors appointed by the Board to administer the 1996 Plan, the 1996 Plan provided that each non-employee director would receive automatic grants of options to purchase 15,000 shares (30,000 shares in the case of a non-employee Chairperson of the Board) and upon the first and second anniversary of his or her election to the Board. In connection with decreasing the option grants from 15,000 shares to 10,000 shares for non-employee directors, the Board, as recommended by the Nominating and Governance Committee, authorized and directed the Company to provide additional compensation for non-employee directors of $5,000 per quarter. Except as discussed above, directors of the Company do not receive any other compensation for their service on the Board or any committee thereof, but are reimbursed for their reasonable out-of-pocket expenses incurred in association with the performance of their duties.

      The Company and Federal Airways Corporation, a company of which Mr. Johnson is the owner and president, are parties to a consulting agreement, which began in 1997 and will continue until Mr. Johnson ceases to be a director of the Company or either party terminates the agreement. Under the agreement, if the Company calls upon Mr. Johnson to provide services in respect of Company matters, the Company pays Mr. Johnson a fee of $2,000 per day for his services and reimburses his related out-of-pocket expenses. During 2001, the Company paid Federal Airways Corporation $341,140.00, plus reimbursement of related out-of-pocket expenses of $11,461.90, for a total of $352,601.90 for services performed by Mr. Johnson during the year. A substantial portion of Mr. Johnson's consulting services on the Company's behalf during 2001 related to negotiations with banks, vendors and leasing companies. To date, the Company has provided over $50 million of equipment and lease financing to a significant Company customer that was not otherwise affiliated with the Company or Mr. Johnson. In January 2002, the principal owner of the Company's customer paid $1,000,000 to the Company in recognition of Mr. Johnson's services and the Company's related legal cost regarding the Company's extension of computer sales and leasing credit to the customer. In January 2002, the Company's customer was acquired by a Fortune 100 company to which the Company continues to provide equipment and services.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2002 (except as noted otherwise) by:
(a) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) each of the Company's directors who owns Common Stock; (c) each of the executive officers named in the Summary Compensation Table set forth below under "Executive Compensation and Other Information;" and (d) all current directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------------
                                                      SHARES               PERCENT
NAME OF BENEFICIAL OWNER(1)                     BENEFICIALLY OWNED         OF CLASS
--------------------------------------------------------------------------------------
Linwood A. ("Chip") Lacy, Jr.
c/o Solomon, Ward, Seidenwurm & Smith
401 B Street Suite 1200
San Diego, CA 92101                                2,011,900                24.6%
--------------------------------------------------------------------------------------
M. Dendy Young(2)
3901 Stonecroft Boulevard
Chantilly, VA  20151-1010                          1,054,630                11.6%
--------------------------------------------------------------------------------------
FMR Corp
82 Devonshire Street
Boston, MA  02109                                    790,300                 9.6%
--------------------------------------------------------------------------------------

------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                               706,700          8.6%
------------------------------------------------------------------------------
Lawrence J. Schoenberg(3)                            333,002          4.0%
------------------------------------------------------------------------------
Lee Johnson(4)                                       145,000          1.7%
------------------------------------------------------------------------------
William E. Johnson, Jr.(5)                           105,149          1.3%
------------------------------------------------------------------------------
Robert D. Russell(6)                                 104,833          1.3%
------------------------------------------------------------------------------
James J. Leto(7)                                      96,000          1.2%
------------------------------------------------------------------------------
John T. Spotila, Esq.(8)                              84,377          1.0%
------------------------------------------------------------------------------
John Toups(9)                                         80,000          1.0%
------------------------------------------------------------------------------
Steven Kelman, Ph.D.(10)                              72,000           *
------------------------------------------------------------------------------
Daniel R. Young(11)                                   30,000           *
------------------------------------------------------------------------------
All Directors and Executive Officers as a
group (12 persons)(12)                             2,104,991         21.3%
------------------------------------------------------------------------------

* Less than one percent.

1 Such persons have sole voting and investment power with respect to all Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

2 Includes 875,000 shares for which options are exercisable and 830 shares held in the name of Mr. Young's minor children.

3 Includes 126,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

4 Includes 140,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

5 Includes 99,833 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

6 Includes 94,833 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

7 Consists of 96,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

8 Includes 82,500 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

9 Consists of 80,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

10 Consists of 70,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

11 Consists of 20,000 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

12 Includes 1,684,166 shares for which options are exercisable or become exercisable within 60 days after March 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports concerning their beneficial ownership of the Company's equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all such SEC reports they file. Pursuant to Item 405 of SEC Regulation S-K, the Company is required in this Proxy Statement to provide disclosure of "insiders" who do not timely file such reports. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2001, and Forms 5 and amendments thereto furnished to the Company in respect of 2001, none of the beneficial owners have failed to file a timely Form 3, 4 or 5.

                               EXECUTIVE OFFICERS

      The executive officers of the Company, and certain information about each of them, are as follows:

            NAME           AGE                         TITLE
-------------------------------------------------------------------------------------------------
M. Dendy Young              54    Chairman of the Board and Chief Executive Officer
John T. Spotila             54    Chief Operating Officer, President, General Counsel & Secretary
Robert D. Russell           62    Senior Vice President, and Chief Financial Officer
William E. Johnson, Jr.     61    Senior Vice President, Operations
Terri S. Allen              47    Senior Vice President, Sales

      Officers are appointed by and serve at the discretion of the Board or, with respect to officers at the Vice President level, the Chief Executive Officer.

      For information concerning Mr. M. D. Young, see "Election of Directors."

      Mr. Spotila joined the Company in December 2000 as Chief Operating Officer, Executive Vice President, General Counsel and Secretary, and was elected President in January 2002. From July 1999 to December 2000, he was Administrator of the Office of Information and Regulatory Affairs of the Office of Management and Budget in the Executive Office of the President of the United States of America. From December 1998 to June 1999, he was Counselor for the Office of Management and Budget. From September 1993 to December 1998, Mr. Spotila was General Counsel and Regulatory Policy Officer for the U.S. Small Business Administration. From 1975 to 1993 he was engaged in the private practice of law in Cherry Hill, New Jersey.

      Mr. Russell joined the Company in April 1999 as Senior Vice President and Chief Financial Officer. From May 1995 until joining the Company, he served as Vice President, Treasurer and Chief Financial Officer for TelePad Corporation, a provider of mobile computer integration services. In March 1999, TelePad Corporation filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware. From August 1994 to May 1995, Mr. Russell was a consultant to the Company. From April 1986 to August 1994, he served as Vice President, Finance and Administration, Secretary and Treasurer for Falcon. Mr. Russell will retire as an officer and full-time employee of the Company on June 14, 2002, as discussed below under "Employment Agreements and Termination of Employment and Change of Control Arrangements."

      Mr. William E. Johnson, Jr., joined the Company in August 1994 as a result of the Company's acquisition of Falcon. He served as Vice President, Product Management from October 1994 to June 1995; as Vice President, Purchasing & Distribution from June 1995 to January 1996; and as Vice President, Operations from January 1996 until his promotion to Senior Vice President, Operations in October 1997. From February 1988 until joining the Company, he served in various inventory management positions, most recently as Senior Director of Distribution, at Falcon.

      Ms. Allen joined the Company in July 2001 as Senior Vice President, Sales. From July 2000 until March 2001, she served as Vice President, Sales for Fiderus, a provider of information business security and privacy consulting and services. From May 1998 to February 2000, Ms. Allen served as Vice President, respectively for Eltrax Systems and Bell & Howell Co. From May 1978 to April 1998, she was employed by Xerox Corporation in various business management positions, including serving as Vice President and General Manager, Xerox of the Carolinas.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for the three years ended December 31, 2001 concerning compensation paid or accrued by the Company to or on behalf of: (a) the Company's Chief Executive Officer ("CEO"); and (b) the four most highly compensated executive officers other than the CEO, whose compensation during 2001 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                        ---------------------------------  ------------------------
                                                      ANNUAL                       LONG-TERM
                                                   COMPENSATION               COMPENSATION AWARDS
-----------------------------------------------------------------------------------------------------------------
                                                                  OTHER                                   ALL
                                                                  ANNUAL    RESTRICTED   SECURITIES      OTHER
           NAME AND                                               COMP-       STOCK      UNDERLYING   COMPENSATION
      PRINCIPAL POSITION         YEAR     SALARY        BONUS    ENSATION    AWARD(S)      OPTIONS        ($)
                                           ($)(1)      ($)(2)     ($)(3)       ($)          (#)
----------------------------------------------------------------------------------------------------------------
M. Dendy Young                   2001     294,236       88,155      0           0               0           0
Chairman and                     2000     300,002       92,550      0           0               0           0
Chief Executive Officer          1999     300,000      117,500      0           0         100,000     103,846(4)
---------------------------------------------------------------------------------------------------------------
John T. Spotila President,       2001     231,680       87,753      0           0         180,000           0
COO, General Counsel and
Secretary
---------------------------------------------------------------------------------------------------------------
William E. Johnson, Jr.          2001     190,483       31,999      0           0               0           0
Senior Vice President,           2000     185,001       45,534      0           0           6,000           0
Operations                       1999     187,864       60,000      0           0          35,000           0
---------------------------------------------------------------------------------------------------------------
Joel A. Lipkin, Senior Vice      2001      50,067(5)    30,314      0           0               0           0
President, Sales & Customer      2000     170,001       41,709      0           0           6,000           0
Support                          1999     160,000       72,734      0           0          72,000           0
---------------------------------------------------------------------------------------------------------------
Robert D. Russell                2001     176,542       30,314      0           0               0           0
Senior Vice President,           2000     165,174       65,173      0           0           6,000           0
Chief Financial Officer          1999     106,827       17,778      0           0         110,000           0
---------------------------------------------------------------------------------------------------------------
Terri S. Allen                   2001     147,727(5,6)       0      0           0         100,000           0
Senior Vice President,
Sales
---------------------------------------------------------------------------------------------------------------

1 Includes amounts, if any, deferred by the Named Executive Officer pursuant to the Company's 401(k) plan.

2 Bonuses under any Executive Bonus Plan are based on corporate and individual performance. See "Compensation Committee Report on Executive Compensation-- Executive Bonus Plan."

3 Pursuant to SEC rules, perquisites not exceeding the lesser of either $50,000 or 10% of a Named Executive Officer's combined annual salary and bonus are not required to be reported.

4 Consists of payments under the August 16, 1994 Consulting and Non-Competition
  Agreement entered into between Mr. Young and the Company in connection with the Company's acquisition of Falcon in 1994.

5 Represents compensation for that portion of the year during which the officer was employed by the Company.

6 Includes $50,000 in commissions.


OPTION GRANTS IN LAST FISCAL YEAR

      The following table contains information concerning the grant of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers:

-------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                          FOR OPTION TERM(4)
-------------------------------------------------------------------------------------------------------------------
                             NUMBER OF      % OF TOTAL                                    HYPOTHET-     HYPOTHET-
                             SECURITIES       OPTIONS                                       ICAL           ICAL
                             UNDERLYING     GRANTED TO      EXERCISE     EXPIRATION        VALUE          VALUE
                              OPTIONS      EMPLOYEES IN      PRICE(3)       DATE         REALIZED       REALIZED
          NAME                GRANTED(1)       2001(2)       ($/SH)                        AT 5%         AT 10%
                                                                                            ($)            ($)
-------------------------------------------------------------------------------------------------------------------
M. Dendy Young                          0
-------------------------------------------------------------------------------------------------------------------
John T. Spotila                   180,000         28.44%        $3.813       1/2/2008        279,409       651,142
-------------------------------------------------------------------------------------------------------------------
William E. Johnson, Jr.                 0
-------------------------------------------------------------------------------------------------------------------
Joel A. Lipkin(5)                       0
-------------------------------------------------------------------------------------------------------------------
Robert D. Russell                       0
-------------------------------------------------------------------------------------------------------------------
Terri S. Allen                     30,000          4.74%        $6.400      7/31/2008         78,163       182,154
-------------------------------------------------------------------------------------------------------------------
Terri S. Allen                     70,000         11.06%        $6.000      8/28/2008        170,982       398,461
-------------------------------------------------------------------------------------------------------------------

1 Such options were granted under the Company's various stock option plans, vest and become exercisable in equal annual installments, except for 50,000 options granted to Mr. Spotila, which vested immediately upon grant, and were granted for a term of seven years, subject to earlier termination under certain circumstances relating to termination of employment.

2 During fiscal 2001, employees were granted under the Company's various stock option plans or in accordance with employment offers, and non-employee directors were granted automatically under the 1996 Plan, options to purchase an aggregate of 633,000 shares of Common Stock.

3 Represents the closing price of Common Stock on The Nasdaq Stock Market on the grant date.

4 Potential values are net of exercise price and before taxes payable in connection with the exercise of such options or the subsequent sale of shares acquired upon the exercise of such options. These values are based on certain assumed rates of appreciation (i.e., 5% and 10% compounded annually over the term of such options) based on SEC rules. The actual values, if any, will depend upon, among other factors, the future performance of Common Stock, overall market conditions and the Named Executive Officer's continued employment with the Company. Therefore, the potential values reflected in this table may not necessarily be achieved.

5 As of October 4, 2001, Mr. Lipkin resigned as an officer and employee of the Company.

AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001

      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended, and unexercised options held as of, December 31, 2001:

-----------------------------------------------------------------------------------------------------------------
                                                                              NUMBER OF
                                                                              SECURITIES            VALUE OF
                                                                              UNDERLYING           UNEXERCISED
                                                                              UNEXERCISED          IN-THE-MONEY
                                                                             OPTIONS AT             OPTIONS AT
                                                                             12/31/01 ($)         12/31/01 ($)(2)
-----------------------------------------------------------------------------------------------------------------
                                 SHARES ACQUIRED          VALUE              EXERCISABLE/         EXERCISABLE/
             NAME                ON EXERCISE (#)      REALIZED ($)(1)       UNEXERCISABLE         UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
M. Dendy Young                               0                     0            875,000           $4,414,250
                                                                                 25,000             $136,750
-----------------------------------------------------------------------------------------------------------------
John T. Spotila                              0                     0             50,000             $282,850
                                                                                130,000             $735,410
-----------------------------------------------------------------------------------------------------------------
William E. Johnson, Jr.                      0                     0            126,083             $457,011
                                                                                 14,917              $93,409
-----------------------------------------------------------------------------------------------------------------
Joel A. Lipkin(3)                      100,334               188,757                  0                   $0
-----------------------------------------------------------------------------------------------------------------
Robert D. Russell(4)                         0                     0             82,333(4)          $499,299
                                                                                 33,667(4)          $205,971
-----------------------------------------------------------------------------------------------------------------
Terri S. Allen                                                                        0                   $0
                                             0                     0            100,000             $335,000
-----------------------------------------------------------------------------------------------------------------

1 Represents the excess of the value received of the shares acquired upon exercise of such options over the exercise price of such options.

2 Represents the excess of the market value of the shares subject to such options over the exercise price of such options.

3 As of October 4, 2001, Mr. Lipkin resigned as an officer and employee of the Company.

4 All of these options held by Mr. Russell are subject to being exercised by Mr. Russell and thereupon the underlying Common Stock will be purchased by the Company pursuant to a retirement agreement, effective as of March 12, 2002, between the Company and Mr. Russell, as discussed below under "Employment Agreements and Termination of Employment and Change of Control Arrangements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of three non-employee directors: Messrs. Leto (Chairman), Toups and D. R. Young. No member of the Compensation Committee is a current or former officer or employee of the Company. Although Mr. M. D. Young is not a member of the Compensation Committee, he is expected to attend portions of the Compensation Committee meetings at the request of such committee to provide information to, and respond to questions from, the Compensation Committee. Mr. M. D. Young does not exercise any of the rights or have any of the responsibilities of a Compensation Committee member. He is not entitled to vote on any matters before the Compensation

Committee and does not participate in any Compensation Committee decisions regarding compensation, including his own. See "Compensation Committee Report on Executive Compensation."

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE OF CONTROL ARRANGEMENTS

      Pursuant to an employment agreement dated January 1, 2001 (the "2001 Employment Agreement"), Mr. M. D. Young serves as Chief Executive Officer of the Company and he is nominated each year to serve as a member of its Board. Mr. M.
D. Young is paid a salary at the rate of $300,000 per year, reviewed annually by the Board, plus a $300,000 targeted annual bonus payable periodically in accordance with the Company's then current bonus plan for senior officers. Bonus payments are payable in ratio to the percentage of the goal achieved contingent upon achievement of at least 60% of the target upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). Mr. M. D. Young is also entitled to such other benefits and perquisites as provided to other senior officers pursuant to policies established by the Board from time to time.

      The 2001 Employment Agreement provides that commencing as of December 31, 2001, such agreement shall automatically renew for successive one-year terms unless either the Company or Mr. M. D. Young gives the other party notice not fewer than 180 days prior to the expiration of the then current term that the agreement will not renew. Also, the 2001 Employment Agreement may be terminated by the Company for cause (as defined in such agreement) upon 10 business days' notice to Mr. M. D. Young; and other than for cause upon 180 days' notice to Mr.
M. D. Young and by paying to him in installments during the following 12 months an aggregate amount equal to his then in effect annual salary plus a bonus in an amount equal to Mr. M. D. Young's bonus for the previous year. Mr. M. D. Young may terminate the 2001 Employment Agreement without cause at any time upon 90 days' notice and, in such event, he will be entitled to all compensation and other benefits that have accrued as of the termination date. In addition, Mr. M.
D. Young may terminate the 2001 Employment Agreement upon five days' notice to the Company in the event of a change of control (as defined in such agreement) of the Company and the assignment of duties to him materially inconsistent with his position and status with the Company. In such event the Company will be obligated to pay to him a lump sum equal to 12 months' salary plus all compensation and other benefits that have accrued as of the termination date.

      The Board terminated the Company's severance plan (the "Severance Plan") on March 10, 1997. The Severance Plan was available to officers of the Company at the Vice President level and above (not including Mr. M. D. Young) who had completed nine full consecutive calendar months of employment ("Eligible Officers"), with Eligible Officers entitled to receive certain severance benefits for one year following termination of employment, if such termination is non-temporary, involuntary and without cause.

      Under the now terminated Severance Plan, an Eligible Officer is entitled to such severance benefits regardless of length of employment with the Company if such termination is a result of the Company's divestment of an operating unit and the Eligible Officer is not offered employment with the acquiring Company on substantially the same terms as his or her employment with the Company. In addition, if there is a "change of control" of the Company, an Eligible Officer will receive benefits under the Severance Plan regardless of length of employment with the Company if such officer terminates his or her employment with the Company either for any reason within one year following the change in control or for "good reason" (which includes the assignment to the Eligible Officer of significant duties inconsistent with his or her prior position or a reduction in his or her compensation or benefits) within two years following such change in control. A "change in control" of the Company is defined in the Severance Plan to mean: (a) an acquisition of 50% or more of the Company's outstanding voting securities; (b) during any 12-month period, individuals who were directors at the beginning of such period cease to constitute at least a majority of the Board, unless the election of each new director is approved by a majority of directors then in office who were directors at the beginning of such period; (c) certain mergers of the Company or a sale of all or substantially all of its assets; or (d) a liquidation of the Company. Each Eligible Officer is entitled to one year of severance pay based on his or her highest annual compensation (base salary plus car allowance) prior to termination. In addition, an Eligible Officer may elect to accept accelerated vesting of his or her then outstanding but unvested stock options partially or wholly in lieu of accrued severance pay. To receive severance benefits under the Severance Plan, each Eligible Officer is required to execute an employment separation agreement with the Company that provides, among other things, for confidentiality, a general release in favor of the Company, and a covenant not to compete with the Company for a period of 12 months after any termination of Company employment.

      The above Severance Plan is still effective with respect to certain current Eligible Officers, including Mr. William E. Johnson, Jr. (whose benefits under the Severance Plan, in accordance with the terms thereof, may not be adversely affected without his consent and, in any case, not effective with respect to Mr. M. D. Young, as noted below). Based on current compensation levels, the amount that would be payable under the Severance Plan to Mr. Johnson if his employment were terminated in March 2002, if he was eligible for and elected severance benefits solely under the Severance Plan and if he did not elect accelerated vesting, would be $190,000 payable pro rata over 24 semimonthly installments. Messrs. Russell and M. D. Young are not eligible for benefits under the Severance Plan.

      As discussed above, Mr. Lipkin has resigned as an officer and employee of the Company, effective as of October 4, 2001. Pursuant to an employment separation agreement dated October 8, 2001, with the Company, Mr. Lipkin exercised options to purchase 100,334 shares of Common Stock from the Company at an aggregate exercise price of $438,332 and immediately thereafter sold such shares to the Company for an aggregate purchase price of $627,089 (or $6.25 per share). On October 8, 2001, the per share closing price of the Common Stock on the Nasdaq Stock Market was $7.60. All of the options held by Mr. Lipkin, except for options to purchase 8,167 shares, had previously vested, and the Company agreed to the vesting of the non-vested options held by Mr. Lipkin for 8,167 shares.

      Pursuant to a retirement agreement, effective as of March 12, 2002, with the Company, Mr. Russell will continue to be employed by the Company on a full-time basis until June 14, 2002, at his current base salary of $180,000 per annum. Until such date, Mr. Russell will also serve as a senior vice president and chief financial officer of the Company, unless the Company earlier identifies a new chief financial officer, in which case, Mr. Russell will upon the Company's request resign as chief financial officer. As of June 14, 2002, Mr. Russell will resign as chief financial officer (unless he resigns earlier) and as senior vice president, and become a part-time employee of the Company, to serve until June 14, 2003 (the "Advisory Period"), as a special advisor to the Company's chief executive officer. During the Advisory Period, Mr. Russell will receive one-half of his current base salary, and his current medical and dental insurance benefits. Also, as provided in his retirement agreement, on March 28, 2002 Mr. Russell exercised options to purchase 44,833 shares of the Common Stock from the Company at an aggregate exercise price of $163,207, and immediately thereafter sold such shares to the Company for an aggregate purchase price of $313,831 (or $7.00 per share). On March 28, 2002, the per share closing price of the Common Stock on the Nasdaq Stock Market was $8.95. The Company and Mr. Russell also agreed that, on June 14, 2003, Mr. Russell will exercise his remaining options to purchase 71,167 shares of the Common Stock from the Company for an aggregate exercise price of $230,043 and immediately thereafter sell such shares to the Company for an aggregate purchase price of $498,169 (or $7.00 per share). It was also agreed that if during the Advisory Period 50% or more of the Company's capital stock is acquired in a merger or acquisition or the Company sells all or substantially all of its assets in a single transaction, all of Mr. Russell's remaining options to purchase 71,167 shares of Common Stock that have not yet vested will vest and the per share amount payable to Mr. Russell by the Company for the 71,167 shares to be purchased upon Mr. Russell's exercise of such options shall be adjusted to equal the per share amount payable for the Common Stock in respect of the acquisition of the Company if such amount is greater than $7.00 per share.

      THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY AND OBJECTIVES

      The Company's compensation program for executive officers is designed to attract, motivate and retain qualified executive officers and is generally administered by the Compensation Committee. The Company's program is based on compensation policies and plans which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. Accordingly, the Committee, which is composed entirely of non-employee directors, structures such policies and plans to pay competitive levels of compensation for competitive levels of performance, and to provide for superior compensation opportunities for superior levels of performance.

      The Company actively collects and analyzes compensation information, including compensation surveys from consulting firms such as Watson Wyatt and Aon Consulting. This information, and other market and competitive information collected by the Company's Human Resources department, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the industry as the Company.

      COMPONENTS

      The Company's executive compensation program includes three components, each of which is intended to serve the overall compensation approach described above: base salary, an executive bonus and stock options.

      BASE SALARY

      The Committee believes that the Company pays base salaries to its executive officers that are set conservatively, and near the median, compared with executive officers employed at competing companies. The Committee, among other things, reviews and approves the annual salaries of the Company's CEO and Executive Vice President(s). The CEO and the Chairperson of the Committee have been delegated by the Board the collective authority to set the annual base salaries of the remaining, less senior executive officer positions. Additionally, all full-time executive officers are eligible to participate in the Company's broad-based employee benefit plans.

      EXECUTIVE BONUS PLAN

      The Committee believes that a significant portion of each executive officer's total compensation should be "at risk" in the form of incentive compensation. Accordingly, under an annual Executive Bonus Plan developed and implemented under the Committee's supervision, the Company pays cash bonuses to all its eligible executive officers according to a formula based upon the Company's earnings before taxes. Individual bonuses are calculated as a percentage of base salary and range from 30% to 70% in the case of officers generally, other than the CEO. Under the 2001 Employment Agreement, Mr. M. D. Young is entitled to a $300,000 targeted annual bonus payable periodically in accordance with the Company's then senior bonus plan. Bonus payments are payable in ratio to the percentage of the goal achieved contingent upon achievement of at least 50% of the target upon attainment of earnings before taxes (adjusted for Board-approved one-time charges (e.g., acquisition costs)). In 2001, bonuses were earned by executive officers based on application of the Executive Bonus Plan's formula. The CEO additionally employs the occasional use of "spot" bonuses in recognition of extraordinary performance.

      STOCK OPTIONS

      Options to purchase Common Stock are a key component of the Company's executive compensation program. The Committee views the grant of stock options as a valuable incentive that serves to align the interests of executive officers with the Company's goal of enhancing stockholder value. Options will only have value to an executive officer if the stock price increases over the exercise price. The Committee reviews and acts upon recommendations by the Company's CEO with regard to the grant of stock options to executive officers (other than to himself). In determining the size and other terms of an option grant to an executive officer, the Committee considers a number of factors, including such officer's position, responsibilities and previous stock option grants (if any). Options typically vest in equal installments over three to five years and, therefore, encourage an officer to remain in the employ of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

      In evaluating the CEO's compensation, the Committee reviewed the compensation for similar positions. The Committee reviewed executive compensation reports from Wattson Wyatt and Aon Consulting. The Committee studied the base salary, annual bonuses, stock options and grants, and other long-term compensation of the chief executive officers in each of other companies, and recommended Mr. M. D. Young's salary to the Board by targeting the 50th percentile of base and target bonus based upon the Committee's research. Mr. M. D. Young's current compensation plan is intended to provide significant incentives to him to increase the Company's value (as reflected in its stock price) to the benefit of all Company stockholders, while the focus of his annual bonus is on achieving short-term financial goals.

      Mr. M. D. Young's compensation, as set forth in the 2001 Employment Agreement (see "Employment Agreements and Termination of Employment and Change of Control Arrangements" above), was unanimously approved by the Board. Mr. Young has been the Company's CEO, as well as a member of its Board, since December 1995.

OTHER MATTERS

      Mr. M. D. Young from time to time consulted with, and made recommendations to, the Committee with respect to the compensation of the Company's executive officers other than himself. Other than as delegated by the Board (as set forth above), Mr. M. D. Young does participate in decisions relating to executive officer compensation, excluding his own, and did not participate on matters relating to the administration of the Company's stock option plans.

      Under Section 162(m) of the Code, a publicly held corporation such as the Company will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to the extent that compensation (including stock-based compensation) paid to each such officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals or paid under a written contract that was in effect on February 17, 1993. The 1996 Plan is designed so that amounts realized on the exercise of options granted thereunder may qualify as "performance-based compensation" that is not subject to the deduction limitation of Section 162(m). The Committee intends to evaluate other elements of compensation in light of
Section 162(m), but may enter into arrangements that do not satisfy exceptions to Section 162(m), as the Committee determines to be appropriate.

                                             COMPENSATION COMMITTEE


                                             James J. Leto (Chairperson)
                                             John M. Toups
                                             Daniel R. Young

THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT, OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                PERFORMANCE GRAPH

         The following graph compares the annual percentage change in the cumulative total return on Common Stock with the cumulative total return of the Nasdaq Composite Index and a Peer Index of companies with the same four-digit standard industrial classification (SIC) code as the Company (SIC Code 5045 -- Computers and Peripheral Equipment and Software)1 for the period commencing December 31, 1996 and ending December 31, 2001. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

-----------------------------------------------------------------------------------------
                  DEC. 31,     DEC. 31,    DEC. 31,     DEC. 31,    DEC. 31,    DEC. 31,
                      1996         1997        1998         1999        2000        2001
-----------------------------------------------------------------------------------------
GTSI                100.00       102.22       80.56        48.89       56.11      168.36
-----------------------------------------------------------------------------------------
Peer Index(1)       100.00        87.84       82.50        85.44       43.06       28.50
-----------------------------------------------------------------------------------------
Nasdaq Index        100.00       122.32      172.52       304.29      191.25      152.46
-----------------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

                     ASSUMES $100 INVESTED ON DEC. 31, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDUNG DEC. 31, 2001

                    SOURCE: MEDIA GENERAL FINANCIAL SERVICES

1 The 35 companies listed in SIC Code 5045 are: Alphanet Solutions, Inc.; Ameriquest Technologies; Atec Group, Inc.; CDW Computer Centers, Inc.; Centiv, Inc.; CompuCom Systems, Inc.; Continental Info. Sys.; En Pointe Technologies.; GTSI Corp.; Heartland Technology, Inc.; IFS Intl Hldgs; Ikon Office Solutions; Ingram Micro, Inc.; I-Sector Corporation; Latitude Communications; Merisel, Inc.; Micros-to-Mainframes, Inc.; OCG Technology Inc.; Pacific Magtron Intl; Palm Inc.; Peerless Systems Corp.; Precis, Inc.; Programmers Paradise, Inc.; Safeguard

Scientific, Inc.; San Holdings, Inc.; Sand Technology, Inc., CL A; Scansource, Inc.; SED Intl. Holdings, Inc.; Sharp Holding Corp.; Software Spectrum, Inc.; Syscomm Intl. Corp.; Tech Data Corporation; Transnet Corp.; V-One Corp.; and XOX Corp.

      Since last year's proxy statement, Actrade Internet LTD; Bristol Retail Sol; Capital Associates; European Micro Holdings; MCSI Inc.; Michael Foods, Inc.; PCC Group, Inc.; Tekgraf Inc., CL A.; Venturian Corp.; and Wareforce.com, Inc. were deleted from SIC Code 5045, and Centiv, Inc.; San Holdings, Inc.; Sharp Holding Corp.; and Transnet Corp. were added to SIC Code 5045.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

      The following Report of the Audit Committee of the Board (the "Audit Committee") does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference in any of those filings.

      The Board has adopted a written charter for the Audit Committee (a copy of which was attached as Appendix A to the Company's proxy statement dated April 13, 2001 regarding the 2001 annual meeting of the Company's stockholders). The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report "independent" as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

      In overseeing the preparation of the Company's financial statements, members of the Audit Committee met with both management and the Company's independent auditors to review and discuss significant accounting issues. The members of the Audit Committee have reviewed and discussed with the Company's management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2001. Management advised the members of the Audit Committee that all of the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2001 were prepared in accordance with generally accepted accounting principles and the members of the Audit Committee discussed such financial statements with both management and the Company's independent auditors. The Audit Committee members' review included discussion with the Company's independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, issued by the Auditing Standard Board of the American Institute of Certified Public Accountants.

      With respect to the Company's independent auditors, members of the Audit Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

      The Audit Committee also continued to monitor the need for an internal auditing program.

      On the basis of the reviews and discussions referred to above, the Audit Committee recommends to the Board that the Board approve the inclusion of the Company's audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      Members of the Audit Committee for the year ended December 31, 2001:

                  Lawrence J. Schoenberg, Chairman
                  Steve Kelman, Ph.D.
                  John M. Toups

                                   AUDIT FEES

      In 2001 the services of the Company's independence accountants, Arthur Andersen LLP, included an examination of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001, reviews of the Company's unaudited consolidated financial statements included in the Company's three quarterly reports on Form 10-Q during fiscal 2001, tax consulting and other non-audit services.

      Arthur Andersen LLP billed the Company for professional services rendered during the fiscal year ended December 31, 2001, as follows:

      Audit Fees                                           $ 228,000 (1)
      Financial Information Systems Design
        and Implementation                                 $    -0-
      All Other Fees                                       $ 124,650 (2)
      ----------------------

      (1) Includes fees for review of unaudited consolidated financial statements included in GTSI's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.

      (2)    Includes tax consulting and other non-audit services..

The Audit Committee has considered whether the provision by Arthur Andersen LLP of non-audit services to the Company is compatible with maintaining Arthur Andersen LLP's independence.

                             INDEPENDENT ACCOUNTANTS

      The Company's independent accountants for the fiscal year ended December 31, 2001 was Arthur Andersen LLP. The Board has not yet selected the independent accountants for the Company's fiscal year ending December 31, 2002. A representative of Arthur Andersen LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

      A copy of the Company's 2001 Annual Report to Stockholders is being delivered to each stockholder as of the Record Date. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC, IS ALSO AVAILABLE FREE OF CHARGE TO ALL STOCKHOLDERS OF RECORD AS OF THE RECORD DATE BY WRITING TO THE COMPANY AT 3901 STONECROFT BOULEVARD, CHANTILLY, VIRGINIA 20151-1010, ATTENTION: INVESTOR RELATIONS.

                                  OTHER MATTERS

      The Company currently knows of no matters to be submitted at the Meeting other than those described herein. If any other matters properly come before the Meeting, the proxies will vote the Common Stock they represent as they deem advisable.

                                            By Order of the Board of Directors


                                            John T. Spotila
                                            Secretary

Chantilly, Virginia
April 8, 2002